SUB-ITEM 77Q1

                                   MFS INSTITUTIONAL TRUST
                              MFS INSTITUTIONAL HIGH YIELD FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 2, 2002, as amended, (the "Declaration"), of MFS Institutional Trust (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Institutional High Yield Fund, a series of the Trust, has been terminated.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 5th day of December, 2002

John W. Ballen
John W. Ballen
8 Orchard Road
Southborough MA  01772

Lawrence H. Cohn
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467

Sir J. David Gibbons
Sir J. David Gibbons
Leeward
5 Leeside Drive
Point Shares
Pembroke,  Bermuda  HM  05

William R. Gutow
William R. Gutow
3 Rue Dulac
Dallas TX  75230

J. Atwood Ives
J. Atwood Ives
17 West Cedar Street
Boston MA  02108

Abby M. O'Neill
Abby M. O'Neill
200 Sunset Road
Oyster Bay NY  11771

Kevin R. Parke
Kevin R. Parke
33 Liberty Street
Concord MA  01742

Lawrence T. Perera
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116

William J. Poorvu
William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138

Jeffrey L. Shames
Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459

J. Dale Sherratt
J. Dale Sherratt
86 Farm Road
Sherborn MA  01770

Elaine R. Smith
Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493

Ward Smith
Ward Smith
36080 Shaker Blvd.
Hunting Valley OH  44022

The Amended and Restated By-Laws for MFS Institutional Trust dated January 1, 2002 as revised September 18, 2002, are contained in Post-Effective Amendment No. 46 to the Registration Statement for MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission on October 16, 2002, under Rule 485 of The Securities Act of 1933. Such document is incorporated herein by reference.